Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
ChemFirst Inc.:

      We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-18691, 333-18693, 333-35221 and 333-69965) of our report dated February 25, 2000 relating to the consolidated balance sheets of ChemFirst Inc. and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report is incorporated by reference in the December 31, 1999 annual report on Form 10-K of ChemFirst Inc.

Jackson, Mississippi

March 20, 2000                                   /s/ KPMG LLP
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                                                 KPMG LLP